EXHIBIT 99.8

Last Updated	10/24/2003

Pinnacle West Capital Corporation
Earnings Variance Explanations
For Periods Ended September 30, 2003 and 2002

     This discussion explains the changes in our consolidated earnings for the three, nine and twelve month periods ended September 30, 2003 and 2002. Condensed Consolidated Statements of Income for the three, nine and twelve months ended September 30, 2003 and 2002 follow this discussion. We will file our Quarterly Report on Form 10-Q for the quarter ended September 30, 2003 on or before November 14, 2003. We suggest this section be read in connection with the Pinnacle West Capital Corporation Annual Report on Form 10-K for the fiscal year ended December 31, 2002 and the Quarterly Reports on Form 10-Q for the quarters ended March 31, 2003 and June 30, 2003. We have reclassified certain prior period amounts to conform to our current period presentation. Additional operating and financial statistics and a glossary of terms are available on our website (www.pinnaclewest.com).

Earnings Contributions By Subsidiary And Business Segment

     We have three principal business segments (determined by products, services and the regulatory environment):

•	our regulated electricity segment, which consists of regulated traditional retail and wholesale electricity businesses and related activities and includes electricity generation, transmission and distribution;

•	our marketing and trading segment, which consists of our competitive energy business activities, including wholesale marketing and trading and APS Energy Services’ commodity-related energy services; and

•	our real estate segment, which consists of SunCor’s real estate development and investment activities.

     The following tables summarize net income and segment details for the three, nine and twelve months ended September 30, 2003 and the comparable prior year periods for Pinnacle West and each of our subsidiaries (dollars in millions):

					Marketing and
	Total		Regulated Electricity		Trading		Real Estate (a)		Other (d)

Three months ended	2003	2002	2003	2002	2003	2002	2003	2002	2003	2002
September 30,
Arizona Public Service (APS) (b)	$100	$87	$104	$86	$(4)	$1	$—	$—	$—	$—
Pinnacle West Energy (b)	3	10	3	10	—	—	—	—	—	—
APS Energy Services (c)	1	7	—	—	—	7	—	—	1	—
SunCor	6	(1)	—	—	—	—	6	(1)	—	—
El Dorado (c)	1	(15)	—	—	—	—	—	—	1	(15)
Parent company (c)	(1)	13	—	(8)	(1)	16	—	—	—	5

Net income (loss)	$110	$101	$107	$88	$(5)	$24	$6	$(1)	$2	$(10)

					Marketing and
	Total		Regulated Electricity		Trading		Real Estate (a)		Other (d)

Nine months ended	2003	2002	2003	2002	2003	2002	2003	2002	2003	2002
September 30,
Arizona Public Service (APS) (b)	$159	$183	$156	$182	$3	$1	$—	$—	$—	$—
Pinnacle West Energy (b)	11	12	12	12	(1)	—	—	—	—	—
APS Energy Services (c)	13	20	—	—	10	18	—	—	3	2
SunCor	10	2	—	—	—	—	10	2	—	—
El Dorado (c)	6	(18)	—	—	—	—	—	—	6	(18)
Parent company (c)	(15)	24	(13)	(9)	—	30	—	—	(2)	3

Income (loss) from continuing operations	184	223	155	185	12	49	10	2	7	(13)
Income from discontinued operations – net of tax	7	7	—	—	—	—	7	7	—	—

Net income (loss)	$191	$230	$155	$185	$12	$49	$17	$9	$7	$(13)

					Marketing and
	Total		Regulated Electricity		Trading		Real Estate (a)		Other (d)

Twelve months ended	2003	2002	2003	2002	2003	2002	2003	2002	2003	2002
September 30,
Arizona Public Service (APS) (b)	$176	$222	$173	$218	$3	$4	$—	$—	$—	$—
Pinnacle West Energy (b) (e)	(20)	15	(22)	15	2	—	—	—	—	—
APS Energy Services (c)	21	21	—	—	15	20	—	—	6	1
SunCor	18	3	—	—	—	—	18	3	—	—
El Dorado (c)	(31)	(19)	—	—	—	—	—	—	(31)	(19)
Parent company (c)	4	17	(11)	(11)	4	22	—	—	11	6

Income (loss) from continuing operations	168	259	140	222	24	46	18	3	(14)	(12)
Income from discontinued operations – net of tax	9	7	—	—	—	—	9	7	—	—
Cumulative effect of change in accounting – net of tax (f)	(66)	—	—	—	(66)	—	—	—	—	—

Net income (loss)	$111	$266	$140	$222	$(42)	$46	$27	$10	$(14)	$(12)

(a)	See “Real Estate Activities” discussion below.

(b)	Consistent with APS’ October 2001 Arizona Corporation Commission (“ACC”) filing, APS entered into contracts with its affiliates to buy power through June 2003. The contracts reflected prices based on the fully-dispatchable dedication of the Pinnacle West Energy generating assets to APS’ native load customers (customers receiving power under traditional cost-based rate regulation). Beginning July 1, 2003, under the ACC Track B Order, APS was required to solicit bids for certain estimated capacity and energy requirements. Pinnacle West Energy bid on and entered into a contract to supply most of these purchase power requirements in summer months through September 2006.

(c)	APS Energy Services’ net income prior to 2003 and El Dorado’s net income (loss) are primarily reported before income taxes. The income tax expense or benefit for these subsidiaries was recorded at the parent company.

(d)	The “Other” segment primarily includes activities related to El Dorado’s investment in NAC International Inc. (“NAC”). We recorded pretax losses of $16 million in the three months ended September 30, 2002 and $21 million in the nine and twelve months ended September 30, 2002, primarily related to NAC contracts with two customers. In the twelve months ended September 30, 2003, we recorded an additional $33 million in pretax losses related to these same contracts, partially offset by a contract settlement.

(e)	In the fourth quarter of 2002, Pinnacle West Energy recorded a charge related to the cancellation of Redhawk Units 3 and 4 of approximately $30 million after income taxes ($49 million pretax).

(f)	We recorded a $66 million after-tax charge as of October 1, 2002 for the cumulative effect of a change in accounting for trading activities, for the early adoption of EITF 02-3, “Issues Involved in Accounting for Derivative Contracts Held for Trading Purposes and Contracts Involved in Energy Trading and Risk Management Activities.”

Results of Operations

General

     Throughout the following explanations of our results of operations, we refer to “gross margin.” With respect to our regulated electricity segment and our marketing and trading segment, gross margin refers to electric operating revenues less purchased power and fuel costs. Our real estate segment gross margin refers to real estate revenues less real estate operations costs of SunCor. Other gross margin refers to other operating revenues less other operating expenses, which primarily includes El Dorado’s investment in NAC, which we began consolidating in our financial statements in July 2002. Other gross margin also includes amounts related to APS Energy Services’ energy consulting services.

     Consistent with APS returning to a vertically integrated utility, as evidenced by APS’ recent general rate case filing, which includes the request for rate recognition of generation assets, APS has also returned to the Allowance for Funds Used During Construction (“AFUDC”) method, which is a more traditional method of capitalizing interest and equity costs associated with construction projects in a regulated utility. This change increased earnings by $8 million in the third quarter of 2003.

Operating Results – Three-month period ended September 30, 2003 compared with Three-month period ended September 30, 2002

     Our consolidated net income for the three months ended September 30, 2003 was $110 million compared with $101 million for the prior period. The $9 million increase in the period-to-period comparison reflects the following changes in earnings by segment:

•	Regulated Electricity Segment – Net income increased $19 million primarily due to higher retail sales related to customer growth and favorable weather effects; lower operating costs primarily related to severance costs recorded in 2002; higher capitalized construction finance costs related to APS’ return to the AFUDC method of capitalizing such costs; an income tax benefit recorded in 2003; and lower regulatory asset amortization, consistent with the comprehensive settlement agreement related to the implementation of retail electric competition (the"1999 Settlement Agreement"). These favorable factors were partially offset by higher replacement power costs from plant outages due to more unplanned outages and higher market prices; higher prices for hedged gas and purchased power; a retail electricity price reduction that was effective July 1, 2003; and higher pension and other costs.

•	Marketing and Trading Segment – Net income decreased $29 million, reflecting the effects of lower market liquidity in the wholesale power markets in the western United States on our marketing and trading activities.

•	Real Estate Segment – Net income increased $7 million because of increased land and home sales.

•	Other Segment – Net income increased $12 million, primarily due to the absence of NAC losses in 2003.

     Additional details on the major factors that increased (decreased) income from continuing operations before income taxes and net income are contained in the table below (dollars in millions).

	Increase (Decrease)

	Pretax	After Tax

Regulated electricity segment gross margin:
Higher replacement power costs from plant outages due to more unplanned outages and higher market prices	$(22)	$(13)
Increased purchased power and fuel costs primarily due to higher prices for hedged gas and purchased power	(19)	(11)
Retail electricity price reduction effective July 1, 2003	(9)	(5)
Higher retail sales primarily due to customer growth, excluding weather effects	22	13
Decreased purchased power costs due to new power plants in service	12	7
Effects of weather on retail sales	7	4
Miscellaneous items, net	6	3

Net decrease in regulated electricity segment gross margin	(3)	(2)

Marketing and trading segment gross margin:
Lower mark-to-market gains for future delivery due to lower market liquidity resulting in lower volumes and margins	(26)	(16)
Lower realized margins on wholesale sales due to lower unit margins and lower volumes	(13)	(8)
Lower unit margins on higher competitive retail sales in California by APS Energy Services	(5)	(3)
Miscellaneous items, net	(2)	(1)

Net decrease in marketing and trading segment gross margin	(46)	(28)

Net decrease in regulated electricity and marketing and trading segments’ gross margins	(49)	(30)
Higher income primarily related to the absence of NAC losses in 2003	17	10
Higher real estate segment contribution primarily due to increased land and home sales at SunCor	12	7
Operations and maintenance expense:
Severance costs recorded in 2002	26	16
Increased pension and other benefit costs	(7)	(4)
Costs for new power plants in service	(4)	(2)
Other items, net	(4)	(2)
Depreciation and amortization:
Primarily related to increased delivery and other assets	(5)	(3)
Depreciation related to new power plants in service	(4)	(2)
Decreased regulatory asset amortization	7	4
Higher income resulting from APS’ return to the AFUDC method of capitalizing construction finance costs	5	8
Income tax credits related to prior years	—	7

Net decrease in income from continuing operations before income taxes	$(6)

Net increase in net income		$9

     The increase in operating and interest costs related to new power plants placed in service by Pinnacle West Energy, net of purchased power savings and increased gross margin from generation sales other than native load, totaled approximately $3 million after income taxes in the three months ended September 30, 2003 compared with the prior-year period.

Regulated Electricity Segment Revenues

     Regulated electricity segment revenues were $25 million lower in the three months ended September 30, 2003, compared with the same period in the prior year primarily as a result of:

•	a $72 million decrease related to retail load hedge management wholesale sales primarily as a result of lower sales volumes;

•	a $9 million decrease in retail revenues related to a reduction in retail electricity prices;

•	a $33 million increase in retail revenues related to customer growth, excluding weather effects;

•	a $14 million increase in retail revenues related to weather; and

•	a $9 million net increase due to miscellaneous factors.

Marketing and Trading Segment Revenues

     Marketing and trading segment revenues were $67 million higher in the three months ended September 30, 2003, compared with the same period in the prior year primarily as a result of:

•	$77 million of higher realized wholesale revenues primarily due to higher prices;

•	a $13 million increase from higher competitive retail sales in California by APS Energy Services, partially offset by lower prices;

•	$24 million in lower mark-to-market gains for future delivery primarily as a result of lower market liquidity; and

•	a $1 million net increase due to miscellaneous factors.

Operating Results – Nine-month period ended September 30, 2003 compared with Nine-month period ended September 30, 2002

     Our consolidated net income for the nine months ended September 30, 2003 was $191 million compared with $230 million for the prior year. Both periods include income from discontinued operations related to our real estate segment (see “Real Estate Activities” below). The $39 million decrease in the period-to-period comparison reflects the following changes in earnings by segment:

•	Regulated Electricity Segment – Net income decreased $30 million primarily because of higher replacement power costs from plant outages due to higher market prices and more unplanned outages; higher costs related to new power plants, net of related gross margin benefits; higher prices for hedged gas and purchased power; two retail electricity price reductions; higher pension and other benefit costs; and higher depreciation expense related to increased delivery assets. These negative factors were partially offset by higher retail sales primarily due to customer growth; lower operating costs primarily related to severance costs recorded in 2002; lower regulatory asset amortization, consistent with the 1999 Settlement Agreement; higher income related to APS’ return to the AFUDC method of capitalizing construction finance costs; and an income tax benefit recorded in 2003.

•	Marketing and Trading Segment – Net income decreased $37 million, reflecting lower market liquidity in the wholesale power markets in the western United States, partially offset by higher revenues related to structured contracts from prior years (including the effects of the adoption of EITF 02-3 in the fourth quarter of 2002).

•	Real Estate Segment – Net income increased $8 million primarily due to increased home and land sales.

•	Other Segment – Net income increased $20 million primarily due to the absence of NAC losses in 2003 and the current-period settlement of an NAC contract dispute.

     Additional details on the major factors that increased (decreased) income from continuing operations before income taxes and net income are contained in the table below (dollars in millions).

	Increase (Decrease)

	Pretax	After Tax

Regulated electricity segment gross margin:
Higher replacement power costs from plant outages due to higher market prices and more unplanned outages	$(35)	$(21)
Increased purchased power and fuel costs primarily due to higher prices for hedged gas and purchased power	(24)	(14)
Retail electricity price reductions effective July 1, 2002 and July 1, 2003	(21)	(13)
Higher retail sales volumes due to customer growth, excluding weather effects	45	27
Decreased purchased power costs due to new power plants in service	16	10
Miscellaneous factors, net	(2)	(2)

Net decrease in regulated electricity segment gross margin	(21)	(13)

Marketing and trading segment gross margin:
Lower mark-to-market gains for future delivery due to lower market liquidity	(60)	(36)
Lower realized margins on wholesale sales primarily due to lower unit margins, partially offset by higher volumes	(23)	(14)
Higher revenues related to structured contracts from prior years (including the effects of the adoption of EITF 02-3)	13	8
Increased competitive retail sales in California by APS Energy Services	5	3
Miscellaneous factors, net	(1)	(1)

Net decrease in marketing and trading segment gross margin	(66)	(40)

Net decrease in regulated electricity and marketing and trading segments’ gross margins	(87)	(53)
Higher income primarily related to the absence of NAC losses in 2003 and NAC’s settlement of a contract dispute recorded in the first quarter of 2003	28	17
Higher real estate segment contribution primarily due to increased home and land sales at SunCor	12	8
Higher interest expense on higher debt balances and lower capitalized interest primarily related to new power plants in service	(20)	(12)
Higher income resulting from APS’ return to the AFUDC method of capitalizing construction finance costs	5	8
Operations and maintenance expense:
Increased pension and other benefit costs	(20)	(12)
Costs for new power plants in service	(14)	(8)
Severance costs recorded in 2002	26	16
Other items, net	(10)	(7)
Depreciation and amortization:
Primarily related to increased delivery and other assets	(19)	(11)
Depreciation related to new power plants in service	(16)	(10)
Decreased regulatory asset amortization	22	13
Income tax credits related to prior years	—	7
Miscellaneous factors, net	7	5

Net decrease in income from continuing operations before income taxes	$(86)

Net decrease in net income		$(39)

     The increase in operating and interest costs related to new power plants placed in service by Pinnacle West Energy, net of purchased power savings and increased gross margin from generation sales other than native load, totaled approximately $17 million after income taxes in the nine months ended September 30, 2003 compared with the prior-year period.

Regulated Electricity Segment Revenues

     Regulated electricity segment revenues were $10 million lower in the nine months ended September 30, 2003, compared with the same period in the prior year primarily as a result of:

•	a $72 million decrease related to retail load hedge management wholesale sales primarily as a result of lower sales volumes;

•	a $21 million decrease in retail revenues related to reductions in retail electricity prices;

•	a $69 million increase in retail revenues related to customer growth, excluding weather effects;

•	a $6 million increase related to traditional wholesale sales as a result of higher sales volumes and higher prices; and

•	an $8 million net increase due to miscellaneous factors.

Marketing and Trading Segment Revenues

     Marketing and trading segment revenues were $272 million higher in the nine months ended September 30, 2003, compared with the same period in the prior year primarily as a result of:

•	$217 million of higher realized wholesale revenues primarily due to higher volumes, including revenues related to structured contracts from prior years (including the effects of the adoption of EITF 02-3);

•	a $61 million increase from higher competitive retail sales in California by APS Energy Services;

•	a $54 million increase from generation sales other than native load primarily due to higher prices and higher sales volumes, including sales from new power plants in service; and

•	$60 million in lower mark-to-market gains for future delivery primarily as a result of lower market liquidity and higher price volatility.

     Operating Results – Twelve-month period ended September 30, 2003 compared with Twelve-month period ended September 30, 2002

     Our consolidated net income for the twelve months ended September 30, 2003 was $111 million compared with $266 million for the prior year. Both periods include income from discontinued operations related to our real estate segment (see “Real Estate Activities” below). The $155 million decrease in the period-to-period comparison reflects the following changes in earnings by segment:

•	Regulated Electricity Segment - Net income decreased $82 million primarily due to higher operations and maintenance costs related to the cancellation of Redhawk Units 3 and 4 and increased pension and other benefits; higher prices for hedged gas and purchased power; higher costs related to new power plants, net of related gross margin benefits; higher replacement power costs from plant outages due to higher market prices and more unplanned outages; and two retail electricity price reductions. These negative factors were partially offset by higher retail sales primarily due to customer growth; lower operating costs primarily related to severance costs recorded in 2002; 2001 charges related to purchase power contracts with Enron; higher income related to APS’ return to the AFUDC method of capitalizing construction finance costs; and an income tax benefit recorded in 2003.

•	Marketing and Trading Segment - Net income decreased $88 million, reflecting a charge for the cumulative effect of a change in accounting for trading activities at the time of the early adoption of EITF 02-3 on October 1, 2002; and lower market liquidity in the wholesale power markets in the western United States. These negative factors were partially offset by higher revenues related to structured contracts from prior years (including the effects of the adoption of EITF 02-3); higher competitive retail sales in California by APS Energy Services; and fourth quarter 2001 charges related to Enron and its affiliates.

•	Real Estate Segment - Net income increased $17 million primarily due to increased land and home sales.

     Additional details on the major factors that increased (decreased) income from continuing operations and net income are contained in the table below (dollars in millions).

	Increase (Decrease)

	Pretax	After Tax

Regulated electricity segment gross margin:
Increased purchased power and fuel costs primarily due to higher prices for hedged gas and purchased power	$(40)	$(24)
Higher replacement power costs from plant outages due to higher market prices and more unplanned outages	(31)	(19)
Retail electricity price reductions effective July 1, 2002 and July 1, 2003	(27)	(16)
Effects of milder weather on retail sales	(6)	(4)
Higher retail sales volumes due to customer growth, excluding weather effects	46	28
Decreased purchased power costs due to new power plants in service	16	10
2001 charges related to purchased power contracts with Enron	13	8
Miscellaneous factors, net	9	5

Net decrease in regulated electricity segment gross margin	(20)	(12)

Marketing and trading segment gross margin:
Lower mark-to-market gains for future delivery due to lower market liquidity	(64)	(38)
Lower realized margins on wholesale sales primarily due to lower unit margins, partially offset by higher volumes	(22)	(13)
Higher revenues related to structured contracts from prior years (including the effects of the adoption of EITF 02-3)	20	12
Increased competitive retail sales in California by APS Energy Services	12	7
Change in prior period mark-to-market value related to trading with Enron	8	5
Increased generation sales other than native load primarily due to higher sales volumes, including sales from new power plants in service, partially offset by lower unit margins	5	3

Net decrease in marketing and trading segment gross margin	(41)	(24)

Net decrease in regulated electricity and marketing and trading segments’ gross margins	(61)	(36)
Operations and maintenance expense:
Cancellation of Redhawk Units 3 and 4 in the fourth quarter of 2002	(47)	(28)
Increased pension and other benefit costs	(21)	(13)
Severance costs recorded in 2002	15	9
Costs for new power plants in service	(15)	(9)
Other items, net	(22)	(13)
Lower income primarily related to NAC losses	(9)	(5)
Higher interest expense and lower capitalized interest primarily related to new power plants in service	(27)	(16)
Higher income resulting from APS’ return to the AFUDC method of capitalizing construction finance costs	5	8
Depreciation and amortization:
Depreciation related to new power plants in service	(22)	(13)
Primarily related to increased delivery and other assets	(25)	(15)
Decreased regulatory asset amortization	29	17
Higher taxes other than income taxes due to increased property taxes on higher property balances	(10)	(6)
Higher real estate segment contribution primarily due to higher home and land sales, equity earnings in joint ventures and decreased miscellaneous expenses	25	16
Higher APS Energy Services non-commodity margin	6	4
Miscellaneous items, net	3	3
Income tax credits related to prior years	—	7

Net decrease in income from continuing operations	$(176)	(90)

Increase in income from discontinued operations related to SunCor – net of income tax (see “Real Estate Activities” below)		1
Decrease due to cumulative effect of a change in accounting for trading activities due to the adoption of EITF 02-3 – net of income tax		(66)

Net decrease in net income		$(155)

     The increase in operating and interest costs related to new power plants placed in service by Pinnacle West Energy, net of purchased power savings and increased gross margin from generation sales other than native load, totaled approximately $21 million after income taxes in the twelve months ended September 30, 2003 compared with the prior-year period.

Regulated Electricity Segment Revenues

     Regulated electricity segment revenues were $30 million lower in the twelve months ended September 30, 2003, compared with the same period in the prior year primarily as a result of:

•	an $88 million decrease related to retail load hedge management wholesale sales primarily as a result of lower prices and lower sales volumes;

•	a $27 million decrease in retail revenues related to reductions in retail electricity prices;

•	a $9 million decrease in retail revenues related to milder weather;

•	a $70 million increase in retail revenues related to customer growth and higher average usage, excluding weather effects;

•	a $7 million increase related to traditional wholesale sales as a result of higher prices and higher sales volumes; and

•	a $17 million net increase due to miscellaneous factors.

Marketing and Trading Segment Revenues

     Marketing and trading segment revenues were $368 million higher in the twelve months ended September 30, 2003, compared with the same period in the prior year primarily as a result of:

•	$256 million of higher realized wholesale revenues primarily due to higher volumes, partially offset by lower prices, including revenues related to structured contracts from prior years (including the effects of the adoption of EITF 02-3);

•	an $88 million increase from higher competitive retail sales in California by APS Energy Services;

•	an $80 million increase from generation sales other than native load primarily due to higher sales volumes and higher prices, including sales from new power plants in service;

•	an $8 million increase due to the fourth quarter 2001 write-off of prior-period mark-to-market value related to trading with Enron and its affiliates; and

•	$64 million in lower mark-to-market gains for future delivery primarily as a result of lower market liquidity and lower price volatility.

Real Estate Activities

     As discussed in our 2002 10-K, we have undertaken an aggressive effort to accelerate asset sales activities to approximately double SunCor’s annual earnings in 2003 to 2005 compared with the $19 million in earnings recorded in 2002.

     Certain components of SunCor’s real estate sales activities, which are included in the real estate segment, are required to be reported as discontinued operations on our Condensed Consolidated Statements of Income in accordance with SFAS No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets.” Among other things, SFAS No. 144 prescribes accounting for discontinued operations and defines certain real estate activities as discontinued operations. We adopted SFAS No. 144 effective January 1, 2002 and determined that activities that would have required discontinued operations reporting in 2002, 2001 and 2000 were immaterial. We currently estimate that 15% to 30% of SunCor’s net income in 2003 will be reported in discontinued operations; however, this ultimately depends on the specific properties sold.

     In the first quarter of 2003, SunCor sold its water utility company, which resulted in an after-tax gain of $5 million ($8 million pretax). The gain on the sale and operating income in the current and prior periods are classified as discontinued operations on our Condensed Consolidated Statements of Income.

     In the second quarter of 2002, SunCor sold a retail center, but maintained a significant continuing involvement through a management contract. In the first quarter of 2003, this management contract was canceled. As a result, the gain on the 2002 sale and the operating income related to this property have been reclassified as discontinued operations. The income from discontinued operations in the three, nine and twelve months ended September 30, 2002 primarily reflects this sale.

     The following chart provides a summary of SunCor’s earnings (after income taxes) for the three, nine and twelve months ended September 30, 2003 and the comparable prior periods (dollars in millions):

	Three Months		Nine Months		Twelve Months
	Ended		Ended		Ended
	September 30,		September 30,		September 30,

	2003	2002	2003	2002	2003	2002

Income from continuing operations	$6	$(1)	$10	$2	$18	$3
Income from discontinued operations	—	—	7	7	9	7

Net income	$6	$(1)	$17	$9	$27	$10

Forward-Looking Statements

     This document contains forward-looking statements based on current expectations, and we assume no obligation to update these statements or make any further statements on any of these issues, except as required by applicable law. These forward-looking statements are often identified by words such as “hope,” “may,” “believe,” “anticipate,” “plan,” “expect,” “require,” “intend,” “assume” and similar words. Because actual results may differ materially from expectations, we caution readers not to place undue reliance on these statements. A number of factors could cause future results to differ materially from historical results, or from results or outcomes currently expected or sought by us. These factors include, but are not limited to:

•	the ongoing restructuring of the electric industry, including the introduction of retail electric competition in Arizona and decisions impacting wholesale competition;

•	the outcome of regulatory and legislative proceedings relating to the restructuring;

•	state and federal regulatory and legislative decisions and actions, including the outcome of the rate case APS filed with the ACC on June 27, 2003 and the wholesale electric price mitigation plan adopted by the FERC;

•	regional economic and market conditions, including the results of litigation and other proceedings resulting from the California energy situation, volatile purchased power and fuel costs and the completion of generation and transmission construction in the region, which could affect customer growth and the cost of power supplies;

•	the cost of debt and equity capital and access to capital markets;

•	energy usage;

•	weather variations affecting local and regional customer energy usage;

•	conservation programs;

•	power plant performance;

•	the successful completion of our generation construction program;

•	regulatory issues associated with generation construction, such as permitting and licensing;

•	changes in accounting principles;

•	our ability to compete successfully outside traditional regulated markets (including the wholesale market);

•	our ability to manage our marketing and trading activities and the use of derivative contracts in our business (including the interpretation of the subjective and complex accounting rules related to these contracts);

•	technological developments in the electric industry;

•	the performance of the stock market, which affects the amount of our required contributions to our pension plan and nuclear decommissioning trust funds;

•	the strength of the real estate market in SunCor’s market areas, which include Arizona, New Mexico and Utah; and

•	other uncertainties, all of which are difficult to predict and many of which are beyond our control.

PINNACLE WEST CAPITAL CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(unaudited)
(in thousands, except per share amounts)

	THREE MONTHS ENDED
	September 30,		Increase (Decrease)
	2003	2002	Amount	Percent

Operating Revenues
Regulated electricity segment	$694,306	$719,361	$(25,055)	3.5%	W
Marketing and trading segment	154,519	87,258	67,261	77.1%	B
Real estate segment	75,009	43,547	31,462	72.2%	B
Other revenues	22,736	21,224	1,512	7.1%	B

Total	946,570	871,390	75,180	8.6%	B

Operating Expenses
Regulated electricity segment purchased power and fuel	235,663	257,484	(21,821)	8.5%	B
Marketing and trading segment purchased power and fuel	156,156	43,361	112,795	260.1%	W
Operations and maintenance	133,852	144,438	(10,586)	7.3%	B
Real estate segment operations	63,196	44,041	19,155	43.5%	W
Depreciation and amortization	110,997	108,672	2,325	2.1%	W
Taxes other than income taxes	28,206	26,757	1,449	5.4%	W
Other expenses	19,650	34,146	(14,496)	42.5%	B

Total	747,720	658,899	88,821	13.5%	W

Operating Income	198,850	212,491	(13,641)	6.4%	W

Other
Allowance for equity funds used during construction	11,194	—	11,194	100.0%	B
Other income	5,533	3,026	2,507	82.8%	B
Other expense	(5,791)	(10,713)	4,922	45.9%	B

Total	10,936	(7,687)	18,623	242.3%	B

Interest Expense
Interest charges	52,571	49,255	3,316	6.7%	W
Capitalized interest	(2,851)	(11,015)	8,164	74.1%	W

Total	49,720	38,240	11,480	30.0%	W

Income From Continuing Operations Before Income Taxes	160,066	166,564	(6,498)	3.9%	W
Income Taxes	50,528	65,851	(15,323)	23.3%	B

Income From Continuing Operations	109,538	100,713	8,825	8.8%	B
Income from Discontinued Operations - Net of Income Tax Expense	510	203	307	151.2%	B

Net Income	$110,048	$100,916	$9,132	9.0%	B

Weighted-Average Common Shares Outstanding - Basic	91,271	84,768	6,503	7.7%
Weighted-Average Common Shares Outstanding - Diluted	91,467	84,797	6,670	7.9%
Earnings Per Weighted-Average Common Share Outstanding
Income From Continuing Operations - Basic	$1.20	$1.19	$0.01	0.8%	B
Net Income - Basic	$1.21	$1.19	$0.02	1.7%	B
Income From Continuing Operations - Diluted	$1.20	$1.19	$0.01	0.8%	B
Net Income - Diluted	$1.20	$1.19	$0.01	0.8%	B

Certain prior year amounts have been restated to conform to the 2003 presentation.

B – Better

W – Worse

PINNACLE WEST CAPITAL CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(unaudited)
(in thousands, except per share amounts)

	NINE MONTHS ENDED
	September 30,		Increase (Decrease)
	2003	2002	Amount	Percent

Operating Revenues
Regulated electricity segment	$1,585,898	$1,596,440	$(10,542)	0.7%	W
Marketing and trading segment	484,737	212,576	272,161	128.0%	B
Real estate segment	172,886	127,352	45,534	35.8%	B
Other revenues	64,494	28,382	36,112	127.2%	B

Total	2,308,015	1,964,750	343,265	17.5%	B

Operating Expenses
Regulated electricity segment purchased power and fuel	434,442	423,606	10,836	2.6%	W
Marketing and trading segment purchased power and fuel	447,499	109,625	337,874	308.2%	W
Operations and maintenance	408,488	390,864	17,624	4.5%	W
Real estate segment operations	157,297	123,219	34,078	27.7%	W
Depreciation and amortization	323,471	310,114	13,357	4.3%	W
Taxes other than income taxes	84,851	81,147	3,704	4.6%	W
Other expenses	51,380	39,116	12,264	31.4%	W

Total	1,907,428	1,477,691	429,737	29.1%	W

Operating Income	400,587	487,059	(86,472)	17.8%	W

Other
Allowance for equity funds used during construction	11,194	—	11,194	100.0%	B
Other income	13,886	10,139	3,747	37.0%	B
Other expense	(15,079)	(26,787)	11,708	43.7%	B

Total	10,001	(16,648)	26,649	160.1%	B

Interest Expense
Interest charges	151,539	140,538	11,001	7.8%	W
Capitalized interest	(24,061)	(38,782)	14,721	38.0%	W

Total	127,478	101,756	25,722	25.3%	W

Income From Continuing Operations Before Income Taxes	283,110	368,655	(85,545)	23.2%	W
Income Taxes	98,530	145,888	(47,358)	32.5%	B

Income From Continuing Operations	184,580	222,767	(38,187)	17.1%	W
Income from Discontinued Operations - Net of Income Tax Expense	6,908	7,271	(363)	5.0%	W

Net Income	$191,488	$230,038	$(38,550)	16.8%	W

Weighted-Average Common Shares Outstanding - Basic	91,262	84,768	6,494	7.7%
Weighted-Average Common Shares Outstanding - Diluted	91,432	84,859	6,573	7.7%
Earnings Per Weighted-Average Common Share Outstanding
Income From Continuing Operations - Basic	$2.02	$2.63	$(0.61)	23.2%	W
Net Income - Basic	$2.10	$2.71	$(0.61)	22.5%	W
Income From Continuing Operations - Diluted	$2.02	$2.63	$(0.61)	23.2%	W
Net Income - Diluted	$2.09	$2.71	$(0.62)	22.9%	W

Certain prior year amounts have been restated to conform to the 2003 presentation.

B – Better

W – Worse

PINNACLE WEST CAPITAL CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(unaudited)
(in thousands, except per share amounts)

	TWELVE MONTHS ENDED
	September 30,		Increase (Decrease)
	2003	2002	Amount	Percent

Operating Revenues
Regulated electricity segment	$2,002,481	$2,033,006	$(30,525)	1.5%	W
Marketing and trading segment	598,092	229,996	368,096	160.0%	B
Real estate segment	246,615	188,447	58,168	30.9%	B
Other revenues	98,049	34,275	63,774	186.1%	B

Total	2,945,237	2,485,724	459,513	18.5%	B

Operating Expenses
Regulated electricity segment purchased power and fuel	510,379	520,231	(9,852)	1.9%	B
Marketing and trading segment purchased power and fuel	531,913	122,979	408,934	332.5%	W
Operations and maintenance	602,162	512,654	89,508	17.5%	W
Real estate segment operations	220,003	175,433	44,570	25.4%	W
Depreciation and amortization	437,439	419,175	18,264	4.4%	W
Taxes other than income taxes	111,656	102,114	9,542	9.3%	W
Other expenses	117,223	45,464	71,759	157.8%	W

Total	2,530,775	1,898,050	632,725	33.3%	W

Operating Income	414,462	587,674	(173,212)	29.5%	W

Other
Allowance for equity funds used during construction	11,194	—	11,194	100.0%	B
Other income	16,591	17,729	(1,138)	6.4%	W
Other expense	(19,881)	(40,256)	20,375	50.6%	B

Total	7,904	(22,527)	30,431	135.1%	B

Interest Expense
Interest charges	198,513	187,257	11,256	6.0%	W
Capitalized interest	(29,028)	(51,240)	22,212	43.3%	W

Total	169,485	136,017	33,468	24.6%	W

Income From Continuing Operations Before Income Taxes	252,881	429,130	(176,249)	41.1%	W
Income Taxes	84,870	170,557	(85,687)	50.2%	B

Income from Continuing Operations	168,011	258,573	(90,562)	35.0%	W
Income from Discontinued Operations - Net of Income Tax Expense	8,592	7,271	1,321	18.2%	B
Cumulative Effect of a Change in Accounting for Trading Activities - Net of Income Tax Benefit	(65,745)	—	(65,745)	100.0%	W

Net Income	$110,858	$265,844	$(154,986)	58.3%	W

Weighted-Average Common Shares Outstanding - Basic	89,760	84,746	5,014	5.9%
Weighted-Average Common Shares Outstanding - Diluted	89,919	84,851	5,068	6.0%
Earnings Per Weighted-Average Common Share Outstanding
Income From Continuing Operations - Basic	$1.87	$3.05	$(1.18)	38.7%	W
Net Income - Basic	$1.24	$3.14	$(1.90)	60.5%	W
Income From Continuing Operations - Diluted	$1.87	$3.05	$(1.18)	38.7%	W
Net Income - Diluted	$1.23	$3.13	$(1.90)	60.7%	W

Certain prior year amounts have been restated to conform to the 2003 presentation.

B – Better

W – Worse